As filed with the Securities and Exchange Commission on May 9, 2012

Registration No. 333-117394
Registration No. 333-101136

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-117394
Post-Effective Amendment No. 1 to Form S-8 Registration Statement No. 333-101136

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NII HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	91-1671412 (IRS Employer Identification No.)

1875 Explorer Street, Suite 1000 Reston, Virginia (Address of principal executive offices)	20190 (Zip Code)

NII HOLDINGS, INC. 2012 INCENTIVE COMPENSATION PLAN
(Full title of the plan)

Gary D. Begeman, Esquire
Executive Vice President, General Counsel and Secretary
NII Holdings, Inc.
1875 Explorer Street, Suite 1000
Reston, Virginia 20190
(Name and address of agent for service)

(703) 390-5100
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated Filer ☒                         Accelerated Filer ☐
Non-accelerated Filer ☐ (Do not check if a smaller reporting company)        Smaller Reporting Company ☐

EXPLANATORY NOTE

NII Holdings, Inc. (the “Registrant”) hereby amends its Registration Statement on Form S-8 (Registration No. 333-117394) filed with the Securities and Exchange Commission (the “Commission”) on July 15, 2004 relating to 19,800,000 shares of the Registrant's common stock issuable pursuant to NII Holdings, Inc. 2004 Incentive Compensation Plan (the “2004 Plan”) and its Registration Statement on Form S-8 (Registration No. 333-101136) filed with the Securities and Exchange Commission (the “Commission”) on November 12, 2002 relating to 2,222,222 shares of the Registrant's common stock issuable pursuant to NII Holdings, Inc. 2002 Management Incentive Plan (the “2002 Plan”).

Effective May 9, 2012, the Company adopted the NII Holdings, Inc. 2012 Incentive Compensation Plan (the “2012 Plan”), which supersedes and replaces the 2004 Plan and 2002 Plan (together, the “Prior Plans”). All outstanding awards granted under the Prior Plans will be deemed to be awards granted under the 2012 Plan and will be administered consistent with the terms of the 2012 Plan. As of May 9, 2012, there were 7,460,291 shares of common stock available for grants of awards under the Prior Plans which will be available for grants of awards under the 2012 Plan; no additional shares are authorized under the 2012 Plan. This Post-Effective Amendment No. 1 is being filed solely to reflect the replacement of the Prior Plans by the 2012 Plan and to include the 2012 Plan as an exhibit.

Part II

Information Required in the Registration Statement

Item 3.        Incorporation of Documents by Reference.

The following documents previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are hereby incorporated by reference into this Registration Statement:

1.	The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2011, as filed with the Commission on February 23, 2012;

2.	The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2012, as filed with the Commission on May 8, 2012;

3.	The Registrant's Current Reports on Form 8-K filed with the Commission on February 17, 2012 and March 1, 2012;

4.	The description of the Registrant's Common Stock set forth in the Registrant's Current Report on Form 8-K filed with the Commission on July 14, 2004.

All reports and other documents that the Registrant subsequently files with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment indicating that the Registrant has sold all of the securities offered under this Registration Statement or that deregisters the distribution of all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement from the date that the Registrant files such report or document. Any statement contained in this Registration Statement or any report or document incorporated into this Registration Statement by reference, however, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in a subsequently dated report or document that is also considered part of this Registration Statement, or in any amendment to this Registration Statement, is inconsistent with such prior statement.

Item 4.        Description of Securities.

Not applicable.

Item 5.        Interests of Named Experts and Counsel.
Williams Mullen, counsel to the Registrant, has rendered its opinion that the Common Stock, when issued pursuant to the terms and conditions of the Plan, will be validly issued, fully paid and non-assessable. Such counsel does not have a substantial interest in or connection with the Registrant or its subsidiaries requiring disclosure herein.

Item 6.        Indemnification of Directors and Officers.

Article Seven of the Amended and Restated Certificate of Incorporation of NII Holdings, Inc., which we refer to as the NII Certificate, provides that, to the fullest extent permitted by the Delaware General Corporation Law, referred to as the DGCL, as it now exists or may hereafter be amended, no director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of any fiduciary or other duty as a director provided that this provision shall not eliminate or limit the liability of a director (1) for any breach of the director's duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the DGCL, or (4) for any transaction from which the director derived an improper personal benefit.

Under Article Seven of the NII Certificate, any person who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative and whether by or in the right of the corporation or otherwise (a “proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided in the NII Certificate) procedures set forth in the DGCL, as the same exists or may be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification under the NII Certificate for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred also includes the right to be paid by the corporation the expenses (including attorneys' fees) incurred in the defense of or other involvement in any proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such director or officer is not entitled to be indemnified under the provisions of Article Seven of the NII Certificate.

Section 7.1 of the Third Amended and Restated Bylaws of NII Holdings, Inc. (the “Bylaws”) provides that each person who was or is a party or is threatened to be made a party to or is involved in any proceeding, by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, including service with respect to an employee benefit plan, shall be (and shall be deemed to have a contractual right to be) indemnified and held harmless by the corporation (and any successor to the corporation by merger or otherwise) to the fullest extent authorized by, and subject to the conditions and (except as provided under the Bylaws) procedures set forth in the DGCL, as the same exists or may hereafter be amended (but any such amendment shall not be deemed to limit or prohibit the rights of indemnification under the Bylaws for past acts or omissions of any such person insofar as such amendment limits or prohibits the indemnification rights that said law permitted the corporation to provide prior to such amendment), against all expenses, liabilities and losses (including attorneys' fees, judgments, fines, ERISA taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the corporation shall indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person only if such proceeding (or part thereof) was authorized by the board of directors of the corporation. Persons who are not directors or officers of the corporation and are not so serving at the request of the corporation may be similarly indemnified in respect of such service to the extent authorized at any time by the board of directors of the corporation. The indemnification conferred in Section 7.1 of the Bylaws also includes the right to be paid by the corporation the expenses (including attorneys' fees) incurred in the defense of or other involvement in any such proceeding in advance of its final disposition; provided, however, that payment of expenses (including attorneys' fees) incurred by a person in advance of the final disposition of a proceeding shall be made only upon delivery to the corporation of an undertaking by or on behalf of such person to repay all amounts so paid in advance if it shall ultimately be determined that such person is not entitled to be so indemnified under Section 7.1 of the Bylaws.

Section 7.4 of the Bylaws provides that the corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, partner (limited or general) or agent of another corporation or of a partnership, joint venture, limited liability company, trust or other enterprise, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the DGCL.

Section 102 of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of the DGCL or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he or she reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his or her duties to the corporation, unless the court believes that in the light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director, who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Item 7.        Exemption from Registration Claimed.

Not applicable.

Item 8.        Exhibits.

4.1
Restated Certificate of Incorporation of NII Holdings, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006)

4.2	Third Amended and Restated Bylaws of NII Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated February 17, 2012)

4.3
2012 Incentive Compensation Plan (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement, dated March 30, 2012, for the Annual Meeting of Stockholders held on May 9, 2012)

5.1	Opinion of Williams Mullen*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Williams Mullen (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page of this Registration Statement)*
______________
*Filed Herewith.

Item 9.        Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Fairfax County, Commonwealth of Virginia, on this 9th day of May, 2012.

NII HOLDINGS, INC.

By:	/s/ GARY D. BEGEMAN
Gary D. Begeman Executive Vice President, General Counsel and Secretary

POWER OF ATTORNEY

Each of the undersigned hereby appoints, Gokul Hemmady, Gary D. Begeman, and Shana C. Smith, and each of them individually, as attorney and agent for the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933, as amended, any and all amendments (including post-effective amendments) to this registration statement and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission pertaining to the registration of securities covered hereby, with full power and authority to do and perform any and all acts and things as may be necessary or desirable in furtherance of such registration.

Pursuant to the requirements of the Securities Act of 1933, this registration statement on Form S-8 has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date
/s/ Steven P. Dussek Steven P. Dussek	Chief Executive Officer and Director (Principal Executive Officer)	May 9, 2012
/s/ Gokul Hemmady Gokul Hemmady	Executive Vice President, Chief Financial Officer and Chief Transformational Officer (Principal Financial Officer)	May 9, 2012
/s/ Donald Neff Donald Neff	Vice President and Controller (Principal Accounting Officer)	May 9, 2012
/s/ Steven M. Shindler Steven M. Shindler	Executive Chairman of the Board of Directors	May 9, 2012
/s/ Kevin L. Beebe Kevin L. Beebe	Director	May 9, 2012
/s/ Donald Guthrie Donald Guthrie	Director	May 9, 2012
/s/ Charles M. Herington Charles M. Herington	Director	May 9, 2012
/s/ Carolyn Katz Carolyn Katz	Director	May 9, 2012
/s/ Rosendo G. Parra Rosendo G. Parra	Director	May 9, 2012
/s/ John W. Risner John W. Risner	Director	May 9, 2012

EXHIBIT INDEX

Exhibit No.	Description

4.1
Restated Certificate of Incorporation of NII Holdings, Inc., as amended (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2006)

4.2	Third Amended and Restated Bylaws of NII Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K dated February 17, 2012)

4.3
2012 Incentive Compensation Plan (incorporated by reference to Exhibit A to the Registrant's Definitive Proxy Statement, dated March 30, 2012, for the Annual Meeting of Stockholders held on May 9, 2012)

5.1	Opinion of Williams Mullen*

23.1	Consent of PricewaterhouseCoopers LLP*

23.2	Consent of Williams Mullen (included in Exhibit 5.1)*

24.1	Power of Attorney (included on the signature page of this Registration Statement)*
______________
*Filed Herewith.